AMENDED AND RESTATED SCHEDULE A
TO THE CLASS B DISTRIBUTION PLAN
OF
FIRST INVESTORS INCOME FUNDS

FIRST INVESTORS INCOME FUNDS

Fund For Income
Government Cash Management Fund
Investment Grade Fund

Schedule updated: January 31, 2019